EXHIBIT 11.1

                             EMCARE HOLDINGS INC.

                      COMPUTATION OF NET INCOME PER SHARE
                   (In thousands, except per share amounts)


                                                            Three Months Ended
                                                                March 31,
                                                          ----------------------
                                                             1996         1995
                                                          ---------    ---------
Primary:

Weighted average number of common shares
 outstanding during the period .......................        8,045        7,539
Weighted average shares issuable upon
 exercise of outstanding stock options
 using the "treasury stock" method ...................          388          372
                                                             ------       ------
Weighted average shares outstanding ..................        8,433        7,911
                                                             ======       ======

 Net income ..........................................       $2,335       $2,016
                                                             ======       ======
   Net income per share ..............................       $ 0.28       $ 0.25
                                                             ======       ======

 Fully diluted:

Weighted average number of common shares
 outstanding during period ...........................        8,045        7,539
Weighted average shares issuable upon
 exercise of outstanding stock options
 using the "treasury stock" method ...................          416          515
                                                             ------       ------
Weighted average shares outstanding ..................        8,461        8,054
                                                             ======       ======

Net income ...........................................       $2,335       $2,016
                                                             ======       ======
  Net income per share ...............................       $ 0.28       $ 0.25
                                                             ======       ======
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